     As filed with the Securities and Exchange Commission on June 30, 2000
                                                      REGISTRATION NO. 333-
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                 TIMELINE, INC.
                  Name of Small Business Issuer in Its Charter

        STATE OF WASHINGTON                                 7372                                               91-1590734
State or Jurisdiction of Incorporation       Primary Standard Industrial Classification               I.R.S. Employer Identification
      or Organization                                   Code Number                                              Number

   3055 - 112TH AVENUE N.E., SUITE 106                                                 CHARLES R. OSENBAUGH, PRESIDENT
        BELLEVUE, WASHINGTON 98004                                                                TIMELINE, INC.
          (425) 822-3140                                                             3055 - 112TH AVENUE N.E., SUITE 106
Address and Telephone Number of Principal Executive Offices                             BELLEVUE, WASHINGTON 98004
                                                                                            (425) 822-3140
                                                                                    Name, Address and Telephone Number of
                                                                                                Agent for Service

          Copies of all communications to the foregoing to be sent to:

                               TIMOTHY M. WOODLAND
                          CAIRNCROSS & HEMPELMANN, P.S.
                          701 FIFTH AVENUE, SUITE 7000
                         SEATTLE, WASHINGTON 98104-7014
                                 (206) 587-0700

Approximate date of proposed sale to the public: FROM TIME TO TIME AS DESCRIBED IN THE PROSPECTUS AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:[ ]


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:[XX]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed Maximum           Proposed Maximum
     Title of Securities to be              Amount to be           Offering Price               Aggregate               Amount of
         Registered                          Registered              Per unit(1)             Offering Price(1)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
     COMMON STOCK, NO PAR
       VALUE PER SHARE                    300,000 SHARES              [$2.9375]                 [$881,250]              [$232.65]
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on the OTC Bulletin Board on June 28, 2000, pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS


                                 300,000 SHARES

                                 TIMELINE, INC.

                                  COMMON STOCK


               This prospectus relates to 300,000 shares of common stock of Timeline, Inc. that are being offered for sale by a shareholder of the Company. The share ownership for the selling shareholder is described in greater detail below in the section entitled "Selling Shareholder." The shares are being registered to permit the selling shareholder to sell the shares from time to time in the public market. The selling shareholder may sell the common stock through ordinary brokerage transactions, directly to market makers of our shares, or through any other means described in the section entitled "Plan of Distribution."

               We cannot assure you that the selling shareholder will sell all or any portion of the common stock offered hereby. The shares of common stock offered by the selling shareholder generally may be offered for sale at market prices prevailing at the time of sale or in negotiated transactions at prices related to prevailing market prices. We will not receive any of the proceeds from the sale of shares offered by the selling shareholder. We have paid the expenses of preparing this prospectus and the related registration statement.

               Our common stock is traded on the OTC Bulletin Board under the symbol "TMLN." On June 28, 2000, the last sale price of the common stock as reported on the OTC Bulletin Board was $2.625 per share.

                               -------------------
SEE "RISK FACTORS" ON PAGE 7 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS
                               -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               -------------------

                       WHERE YOU CAN FIND MORE INFORMATION

               We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

               The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling shareholder sell all of the securities that we have registered in this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

               1. Our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000.

               2. Our Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 1999, September 30, 1999 and December 31, 1999.

               3. The description of our common stock contained in our registration statement pursuant to Section 12 of the Exchange Act, as amended from time to time.

               You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: 3055 - 112th Avenue N.E., Suite 106, Bellevue, Washington 98004, (425) 822-3140.

               You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offering is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. In this prospectus, "Timeline," "we," "us," and "our" refer to Timeline, Inc.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

               This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements discuss our business, prospects, current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. To assist readers in identifying forward-looking statements, we have attempted to mark sentences containing such statements with a single asterisk (*) and paragraphs containing only forward-looking statements with double asterisks (**). However, we cannot assure you that all forward-looking statements have been identified.

               Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in the "Our Company" and "Risk Factors" sections of this prospectus and in other parts of this prospectus. You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases.

               No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement. We are not obligated to revise any forward-looking statements in order to reflect events or circumstances that may happen in the future. Please carefully review and consider the various disclosures we are making in this report and in our other reports to be filed with the SEC that attempt to advise you of the risks and factors that may affect our business.


                                   OUR COMPANY

OUR BUSINESS

               We develop, market and support company-wide financial reporting, budgeting and management software. Our software products enable customers to automatically access and distribute business and accounting information in a secure environment and with full accounting controls. Although we have products that permit the processing of transactions, our marketing and development strategy is focused on products that report accounting data in meaningful and flexible formats. These reporting products allow our customers to gather and distribute business information throughout their companies while maintaining maximum flexibility in determining the types of transaction processing systems they will use. We allow the end-user to receive information through a web browser, distributed Excel workbooks, data marts or actual reports delivered via e-mail.

               Many financial and management reporting products are focused on the presentation, either electronically or on paper, of processed data in formatted reports. While our products can present information in formatted reports, our technology can also distribute an actual database of information (a "data mart") to an end-user's computer. These databases or data marts are built through selective criteria that limit the data mart to relevant data for each particular end-user. This design is intended to allow for the distribution of manageable packets of data over networks or the Internet while maintaining corporate security. Each database can be arranged in a unique "view," or "orientation," as desired by the end-user. The end-user may then view the data in a standard corporate report format or through a personal library of customized report formats. Additionally, the data resides in Microsoft Office, which makes it automatically available for use in Microsoft(R) Excel spreadsheets and all other Microsoft Office tools.

               We believe that our proprietary technology allows customers to avoid time-consuming, error-prone and expensive data entry.* Our products allow customers to avoid data entry by facilitating an efficient exchange of information between the desktop computer and the underlying hardware platform and accounting system. Our products also work with both new and old accounting systems. Many customers are changing their accounting systems from larger mainframe- and minicomputer-based systems to newer "client/server" systems that store information on a server that in turn makes the information available to a desktop computer (the "client"). Our products facilitate an efficient exchange of information between the client and server.

               Other businesses have elected to retain their existing, or "legacy" accounting systems. Our business strategy is focused on meeting the financial management needs of customers with both types of accounting systems by providing products that accept and report on data from both legacy and newer client/server systems.

               Our Timeline(R) Analyst and Timeline(R) Server product lines are designed to gather data from multiple operating systems and hardware platforms, old and new, for translation into a Microsoft client/server environment. Our products enable our customers to:

               -      perform financial reporting and management functions;
               -      connect to multiple types of operating systems;

               -      efficiently distribute data to desktop computers;
               -      perform consolidations and allocations; and
               -      perform budgeting functions.

The flexibility of our Timeline products make it possible for our customers to deliver data for reporting and analysis throughout their business enterprise without purchasing a new, expensive computer system.

               In addition to providing an infrastructure to deliver data, Timeline provides a number of processes to enhance or augment sophisticated financial reporting. These include budgeting, allocations, consolidations, foreign currency conversion and security.

               We believe that our products can improve the accounting and reporting software of other software vendors.* Our products are designed to enhance existing accounting and reporting software by adding functions and flexibility that the software may not have. As a result, our products can eliminate weaknesses or competitive disadvantages in other accounting and reporting software. Our preferred method of product distribution is through transaction-based software vendors that bundle our products or distribute our products in conjunction with their accounting and reporting systems. We believe that a majority of our license fee revenue in fiscal year 2001 will be generated by licensing and distribution agreements with these third-party vendors.*

               At March 31, 2000, we employed 33 full-time employees and two part-time employees.

OUR TECHNOLOGY

               Our software works with a customer's entire computing infrastructure to create a reporting engine that can accept and organize data, with full accounting controls, from both new and old accounting systems. Our proprietary architecture, in conjunction with our proprietary generation engine, is designed to accomplish this task. The compatibility of our software with older legacy accounting systems allows a customer to preserve existing computer hardware and software systems or transition to a client/server environment while providing enhanced reporting capabilities. If a customer is already using client/server systems, our technology provides distributed packets of data that enhance the productivity of reporting, budgeting and analysis professionals throughout the enterprise. Our products use patent-protected driver technology that not only automates the transfer of data from accounting and information systems into desktop databases, but can automate rebuilding databases to reflect changes in the underlying accounting information. This eliminates the costly process of maintaining databases in both our software and the underlying accounting system.

               The following is a brief discussion of our three primary proprietary technologies:

               - Timeline Architecture. Our architecture contains a multi-dimensional data segmentation capacity that exceeds the capacity of all accounting data structures known to the Company. This capacity enables our reporting products to accept data from multiple transaction processing systems concurrently, to combine data into a single database and to add reporting relationships not present in the source system(s). For example, we can (a) take data from a customer's general ledger, human resources/payroll, sales and order processing systems, (b) combine all of the data in one database, and (c) allow the customer to use the combined data for payroll and sales analysis.

               - Generation Engine. Our generation engine enables our products to automate the building of Microsoft-compatible databases. Prior technologies required substantial human intervention to manually build tables, input forms and manipulate other attributes of the data. The generation engine allows a customer to build a wide range of databases for distribution throughout the business enterprise.

               - Interface Technology. Our interface technology allows our products to (a) discern the structure of existing transaction-based systems, (b) extract data from one or more transaction processing systems, and (c) feed data to the generation engine. Our product is tied directly to the underlying accounting systems and changes made in these underlying systems (such as adding a new accounting relationship for a newly purchased company) are automatically reflected in our data marts. Prior technologies required substantial human intervention to manually maintain structures in both the transaction and reporting systems, and maintain the synchronization of the accounting and information systems.

               We have been granted three patents by the U.S. Patent and Trademark Office on our technology and have a total of 70 issued claims. We believe additional International patents will be granted during fiscal 2001.*

OUR PRODUCTS

               Our products make it possible to distribute information and data marts from an underlying accounting system to the desktop. Our primary products, Timeline Analyst and Timeline Server, consist of a set of client/server software applications based on Microsoft Windows(TM)/Windows NT(TM) and Microsoft Office operating systems. Once data is contained in a local Microsoft Office database, the data is available for each end-user to develop his or her own analysis or personal reports using Microsoft or Timeline-enhanced technology. The personalized data on the desktop is as accurate as is the data in the underlying accounting system.

               Timeline Server is the central warehouse of financial and management reporting data structured in a multi-dimensional relational database. Timeline Server includes traditional financial reporting features including budgeting, foreign currency conversion, consolidations and allocations. The various Timeline Server functions provide desktop and network reporting based on information contained in one or more underlying accounting systems. While this product can provide many transaction-driven benefits, our market focus is to use Timeline Server as a data warehouse to handle large volumes of data in conjunction with Timeline Analyst.

               Timeline Analyst is a stand alone "data mart," which enables the user to view, create and distribute reports in Microsoft Excel based on data from one or more underlying accounting systems. Timeline Analyst also works with our server-based software to distribute reporting databases to desktop end-users throughout a business enterprise.

               Manager is a product designed for the "mid-level" market (businesses with approximately six to 100 desktop users). This product completes the Timeline Analyst suite by allowing Timeline Analyst users to distribute packets of information and assign new reporting relationships at the desktop level.

               Timeline Budgeting consists of applications and tools that access and manipulate the underlying Timeline information and data marts. Timeline Budgeting offers our customers a combination of Microsoft Excel interfaces and flexible access to and manipulation of information. The functions offered by Timeline Budgeting include automatic dissemination of budget templates, consolidation of budget input, allocations, and multiple spread methods.

YEAR 2000 DISCLOSURE

               We experienced no material Y2K issues or problems in connection with our internal operations, third-party relationships or software products. We will continue to monitor our software products to ensure no problems arise either with regard to leap year or Y2K issues. We anticipate no material additional costs.*

RECENT DEVELOPMENTS SUBSEQUENT TO 2000 FISCAL YEAR

               On May 31, 2000, we announced that we have entered into a binding letter of intent to acquire all of the outstanding equity of Analyst Financials Limited, the European distributor for our products, in which we currently own 12.5% of the outstanding equity. Upon completion of the transaction, Analyst Financials will become a wholly-owned subsidiary responsible for our operations throughout Europe, the Middle East and Africa. The purchase price for the equity of Analyst Financials will be approximately Pound Sterling875,000. We have the option to pay the purchase price in cash, our common stock or a combination of cash and our common stock. We expect to complete the transaction on a stock-for-stock basis.* Under the terms of the letter of intent, the purchase price is subject to adjustment based on the results of operation through the closing of the transaction. We have agreed to deposit with Analyst Financials a forfeitable bond of Pound Sterling50,000 once all of the shareholders of Analyst Financials have signed a letter of intent. If the transaction is not completed, we may forfeit the bond.

               The parties have agreed to use best efforts to complete the transaction on or before June 30, 2000. However, there are certain contingencies that must be satisfied or waived before completion of the transaction. As a result, we cannot assure you that the transaction will be completed within the expected timeframe, or at all.**


                                  RISK FACTORS

               In addition to other information in this prospectus or incorporated in this prospectus by reference, you should consider carefully the following factors in evaluating Timeline and our business:

               OUR ABILITY TO OPERATE PROFITABLY IS UNCERTAIN.

               Our historical operations have not been consistently profitable. We have an accumulated deficit of $5,451,435 at March 31, 2000. Our license revenues have fluctuated substantially from quarter to quarter in the past and are likely to continue to fluctuate substantially in the future. To become consistently profitable, we must:

               - increase the licensing and maintenance revenues of our existing client/server products;
               - increase the licensing of patented technology to third parties;
               -      develop new products; and
               -      control our expenses.

               We cannot assure you that we will meet these objectives or achieve sustained profitability. Although we believe that current cash balances and anticipated operating results are sufficient to fund our operations in fiscal 2001, we can give no assurances that sufficient sales will be generated or that sufficient financing will be obtained to enable us to obtain or sustain profitability.* This could have a detrimental effect on the market price of our stock.

               OUR PROFITABILITY DEPENDS ON THE SUCCESS OF OUR PRODUCTS.

               Our future profitability will depend upon the successful development, marketing and licensing of our existing product line and other new products.* We cannot give you any assurances that:

               -      our products will achieve or sustain revenue growth;
               - enhancements to our products and other applications can be successfully developed;
               - demand for our products will continue to grow or be sustained; or
               - our products will successfully compete with the products of others.

To the extent demand for our products does not develop due to competition, poor product performance, negative assessments by our customers of our financial resources and expertise, technological change or other factors, our operations may be materially and adversely affected.

               WE RELY ON LICENSING AND DISTRIBUTION RELATIONSHIPS.

               We rely on agreements with third-party licensees and distributors for sales and licensing of our products. Our agreements with licensees and distributors are generally not exclusive, may be terminated by either party without cause, and generally do not impose minimum licensing or purchase requirements. The effectiveness of third-party licensing and distribution agreements depends in part on:

               - market acceptance and distribution channels of our third-party licensee's and distributor's products and services;
               - our ability to integrate our products with those of the third party; and
               - the continued viability and financial stability of such third parties, which, in turn, depends on the overall economic health of the software industry.

We cannot assure you that these licensees and distributors will perform their contractual obligations as expected or that we will derive any additional revenue licensing and distribution arrangements. Also, we can give no assurances that we will successfully develop new relationships or maintain existing relationships with third-party licensees and distributors. Finally we cannot assure you that such licensees and distributors will be able to market our products effectively, or that any existing licensee or distributor will continue to represent our products. A failure of any of these events to occur could materially adversely affect our results of operations.

               In addition, Analyst Financials relies in part on its direct sales force for some of its sales and licensing efforts, especially in the greater London area. If we close the acquisition of Analyst Financials, we expect to continue this direct sales effort through Analyst Financials.* Over the last several years, we have moved away from the direct sales model in the U.S. and have relied more on licensing through our third-party distribution channels. There are no assurances that we will be able to profitably or successfully maintain the direct sales model through Analyst Financials.

               EVEN IF WE CLOSE THE ACQUISITION WITH ANALYST FINANCIALS, WE MAY NOT BE SUCCESSFUL IN INTEGRATING OUR BUSINESS OPERATIONS WITH ANALYST FINANCIALS, AND WE MAY FACE ADDITIONAL RISKS FOLLOWING THE ACQUISITION.

On May 31, 2000, we announced that we have entered into a letter of intent to acquire Analyst Financials Limited, the European distributor for our products, of which we currently own 12.5%. There are no assurances that we will be successful in consummating this acquisition in the timing expected, or at all. Integrating our operations with those of Analyst Financials after the acquisition may be difficult and time consuming. The integration of our combined operations may temporarily distract management from the day-to-day business of the combined company, and we may fail to manage this integration effectively or to achieve any of the anticipated benefits that both companies hope will result from the acquisition. A failure to effectively integrate Analyst Financials could materially and adversely affect our business.

               The potential future acquisition of Analyst Financials is subject to the risks commonly encountered in such transactions, including, among others:

               - difficulties associated with assimilating the personnel and operations of the acquired business;
               - the risk that we will not achieve expected financial results or strategic goals for the acquired business;
               -       the potential disruption of its ongoing business;
               - the diversion of significant management and other resources; and
               - the need to impose and maintain uniform standards, controls, procedures and policies.

               The potential future acquisition of Analyst Financials is also subject to risks related to international operations, including, among others:

               -       unexpected changes in regulatory requirements;
               -       difficulties in staffing and managing foreign operations;
               - differing employment laws and practices, and cultural barriers in foreign countries;
               - longer payment cycles and seasonal reductions in business activity during the summer months in Europe and some other parts of the world;
               -       currency exchange fluctuations; and
               -       potentially adverse tax consequences.

Any of these factors could adversely affect the success of our operations, our financial condition and results of operations.

               WE ARE SUBJECT TO PENDING LEGAL PROCEEDINGS.

               From time to time we have been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business.* Such legal proceedings could expose us to liability and require the expenditure of significant financial and managerial resources, which could harm our business.

               In March 1999, we filed a lawsuit against Sagent Technologies, Inc., seeking monetary damages and an injunctive relief. Our claims are based on the alleged unauthorized licensing by Sagent of certain products that we believe infringe on our patent rights under U.S. Patent Nos. 5,802,511, 6,023,694 and 6,026,392. The litigation process is in the discovery phase, and the trial is set for January 2001. From time to time, we may pursue litigation against other third parties to enforce or protect our rights under these patents or our intellectual property rights generally.*

               In July 1999, Microsoft Corporation sued us and claimed that we violated a June 1999 patent license agreement between Microsoft and us. We believe that the claims made by Microsoft have no merit and intend to vigorously defend against this lawsuit. This litigation process is in the discovery phase, and the trial is set for December 2000.

               In December 1999, Clarus Corporation filed a declaratory judgment action against us in Atlanta, Georgia requesting that the court find that Clarus' software products do not infringe our U.S. Patent No. 5,802,511. Clarus also requested that this patent be declared invalid. Subsequently, in March 2000, Clarus voluntarily dismissed its lawsuit without prejudice.

               WE MAY NOT BE ABLE TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, AND OTHERS MAY CLAIM THAT WE ARE INFRINGING THEIR INTELLECTUAL PROPERTY RIGHTS.

               We rely on a combination of patents, copyright, trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. We attempt to protect our software, documentation and other written materials under patent, trade secret and copyright laws, which afford only limited protection. We have received three U.S. patents and have filed for patent protection in certain foreign countries. Despite our efforts to protect our intellectual property rights:

               - laws and contractual restrictions may not be sufficient to prevent misappropriation of our technology or deter others from developing similar technologies;
               - current federal laws that prohibit unauthorized copying and distribution of software provide only limited protection from software "pirates", and effective patent, trademark, copyright and trade secret protection may be unavailable or limited in foreign countries;
               - other companies may claim common law trademark rights based upon state or foreign laws that precede the federal registration of our trademarks; and
               - policing unauthorized use of our products and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of this unauthorized use.

               Spending additional resources on research and development could adversely affect our financial condition and results of operation. We intend to protect our patent rights against infringement through negotiation and litigation, if necessary.* As described above, we are currently involved in a number of lawsuits, including a claim against Sagent Technology, Inc. for infringement of one of our patents and a suit against us by Microsoft Corporation for a claim of breach of contract. Such litigation is costly and we cannot assure you that we will be successful.

               We cannot assure you that our intellectual property protections will be adequate or that third parties will not independently develop substantially similar products, services and technology. Although we believe our products, services and technology do not infringe on any proprietary rights of others, as the number of software products available in the market increases and the functions of these products further overlap, we may become increasingly subject to infringement claims. These claims, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements, which may not be available on terms acceptable to us.**

               WE RELY ON LICENSE REVENUE FROM A LIMITED LINE OF PRODUCTS.

               While in the immediate future we expect revenue from licensing our patent rights, this is viewed as a temporary market situation.* Product-license revenues and related services from our Timeline Analyst and Timeline Server products accounted for a large percentage of our total revenues during fiscal 2000. We expect revenues from our Timeline Analyst and Timeline Server products to account for substantially all of our long-term future revenues.* As a result, factors adversely affecting the demand for our Timeline Analyst and Timeline Server products, such as competition, pricing or technological change, could materially adversely affect our business, financial condition and operating results. Our future financial performance will substantially depend on our ability to sell current versions of the Timeline Analyst and Timeline Server products and our ability to develop and sell enhanced versions of Timeline Analyst and Timeline Server products.

               WE RELY ON MICROSOFT PRODUCTS.

We have developed all of our client/server products to function in the Microsoft Windows and/or Windows NT environments, including the recently introduced Windows 2000. We anticipate that our future products will also be designed for use in connection with Microsoft software products such as its Windows ME, expected to be introduced later this year.* In light of this product strategy, sales of our new products would be materially and adversely affected by market developments adverse to Microsoft Windows, Windows NT, Windows 2000, Windows ME or other future Microsoft software products. Our success in developing products for use with Microsoft software products depends on our ability to gain timely access to, and to develop expertise in, current and future Microsoft software products. We cannot assure you that we will be able to develop expertise in, and continue to develop products for, Microsoft software products. Moreover, the abandonment by Microsoft of, or any adverse change to, its current operating system product line, strategy or business operations would materially and adversely affect our business. We cannot predict the impact, if any, that the current anti-trust lawsuit against Microsoft will have on our business or products.

               OUR OPERATING RESULTS MAY VARY SIGNIFICANTLY.

               Our results of operations have historically varied substantially from period to period (quarterly or otherwise), and we expect they will continue to do so.* Fluctuations in our operating results have resulted, and may result in the future, from the following factors:

               -       the size and timing of product or patent licensing
                       agreements and customer orders for our products;
               -       the timing of the introduction and customer acceptance of
                       new products or product enhancements by us or our
                       competitors;
               -       changes in pricing policies by us or our competitors; and
               -       changes in general economic conditions.

Over the past several years, we have made great efforts to reduce our operating and other expenses, including significant reductions in our sales and marketing staff and research and development activities. We cannot assure you that these expense reductions will have the desired result of enabling us to achieve profitability or that they will not have adverse effects on us. In addition, we are currently more reliant on licensing and distribution arrangements and less on direct sales, and accordingly we expect that timing of revenues will fluctuate from quarter to quarter.* If we increase our direct sales and marketing efforts or undertake research and development not funded by third parties, our operating expenses would increase and may have an adverse impact on our results of operations. Any of these fluctuations may cause significant variations in periodic results of operations. We do not take any actions specifically designed to limit fluctuations in our periodic results of operations. Because a significant portion of our expenses, particularly personnel costs and rent, are relatively fixed in advance of any particular quarter, shortfalls in revenue caused by a fluctuation of licensing and distribution revenue may cause significant variation in operating results in any particular quarter.

               OUR ABILITY TO MANAGE GROWTH SUCCESSFULLY IS UNCERTAIN.

               In the event we successfully close our potential acquisition of Analyst Financials, this acquisition will place significant demands on our management and other resources. To manage growth effectively, we must continue to improve our operational, financial and other management processes and systems. Our success also depends largely on management's ability to maintain high levels of employee utilization, project and instructional quality and competitive pricing for our services. We cannot assure you that we will be successful in managing our growth.

               WE MAY NEED ADDITIONAL FINANCING.

               Our net working capital (excluding deferred revenue) at March 31, 2000 was approximately $5,815,000. Our capital needs in the future will depend upon factors such as:

               - market acceptance of our products and any other new products we develop;

               - the success of our third-party software licensing and distribution arrangements;

               -       our ability to license our patents; and

               - our ability to develop and maintain sustained maintenance and support revenue.

None of these factors can be predicted with certainty.

               We may need substantial additional financing in the future for which we have no commitments or arrangement. We cannot assure you that any additional financing, if required, will be available on terms acceptable to us. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced.* Our inability to obtain required financing could have a material adverse effect on our results of operations and could cause us to significantly reduce or suspend our operations, seek a merger partner, sell certain of our assets, sell additional securities on terms which are highly dilutive to existing investors, or obtain funds through arrangements that are unfavorable to us.

               OUR INDUSTRY IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE.

               To remain competitive, we must develop new software products while enhancing and improving our existing software programs. The development of software products is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing proprietary technology and systems obsolete. Our success will depend on our ability to maintain compatibility with existing and future Microsoft Windows, Windows NT, Windows 2000 and other operating environments, database systems and development tools.* There will be a material adverse effect on our results of operations if we fail to anticipate or respond promptly and adequately to changes in technology and customer preferences, or if there are any significant delays in our product development or introductions.* We cannot assure you that we will be successful in developing new products or enhancing our existing products on a timely basis, or that such new products or product enhancements will achieve market acceptance.

               WE MAY BE SUBJECT TO LIABILITIES ASSOCIATED WITH NEW PRODUCTS.

               Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Although we intend to subject our new software products and new versions and enhancements to vigorous testing prior to their release, our products may contain errors or defects.* These errors or defects may result in unexpected re-programming costs, shipping costs and other expenses. Although our license agreements with our customers contain provisions designed to limit our exposure to potential product liability claims, any errors or defects could also result in liability claims against us by the consumers of our products. Also, we, Microsoft, or our competitors may announce new products, capabilities or technologies which have the potential to replace or shorten life cycles of our existing products and which may cause customers to defer purchasing our existing products. Delays or difficulties associated with new product introductions or product enhancements could have a material adverse effect on our results of operations. Any of the foregoing events could have a negative impact on our business or financial condition.

               WE FACE INTENSE COMPETITION IN OUR BUSINESSES.

               The business information software market is highly competitive. We believe that our primary competition is software vendors such as Hyperion Solutions, Inc., Comshare, Inc., FRX Software Corporation, Cognos Corporation, and various budgeting vendors such as Adaytum, Inc. and Pillar by Hyperion.* Many of our competitors in the consulting arena have substantially greater financial, management, marketing and technical resources than we do. Because there are minimal barriers to entry into the software market, we believe that competition will continue to proliferate.* The market for our products is characterized by significant price competition, and we expect that our products will face increasing pricing pressures.*

               Many of our current and potential competitors have well-established relationships with our potential customers, have extensive knowledge of the markets serviced by our customers, and more extensive development, sales and marketing resources. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than we are able to. Such competition could seriously harm our ability to sell products on favorable terms. We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would negatively impact our business and financial condition.

               OUR SUCCESS DEPENDS ON OUR ABILITY TO RECRUIT AND RETAIN QUALIFIED INFORMATION TECHNOLOGY PROFESSIONALS AND SALES AND MARKETING PERSONNEL.

               Our future success depends in large part on our ability to attract, develop and retain highly skilled information technology professionals, particularly project managers, consultants, software engineers and programmers. Highly skilled information technology professionals are in high demand and are likely to remain a limited resource for the foreseeable future. In addition, one of the keys to the success of our business in the event we close the acquisition with Analyst Financials will be our ability to retain Analyst Financial's executives and employees, and attract additional skilled employees. If we are unable to keep our current technical employees, we may be unable to adequately service current projects or bid for new projects. If we are unable to recruit additional technical employees, we may not be able to expand or grow our business. We compete for the services of information technology professionals with other consulting firms, software vendors and consumers of information technology services, many of which have greater financial resources than we have. We may not be successful in hiring and retaining a sufficient number of information technology professionals to staff our consulting projects. To attract qualified technical employees, we may need to substantially increase the compensation, bonuses, stock options or other benefits we offer to employees. These additional costs may negatively affect our business and operating results.

               THE FUTURE SUCCESS OF OUR BUSINESS IS HEAVILY DEPENDENT ON THE CONTINUED SERVICES OF CERTAIN KEY EMPLOYEES.

               Our future success depends to a significant extent on the skills, experience and efforts of our senior management. In particular, we depend on Charles Osenbaugh, our Chief Executive Officer and Chief Financial Officer. Mr. Osenbaugh is not subject to an employment agreement and we have not obtained key person life insurance or disability insurance policies on him. If Mr. Osenbaugh ends his employment with us, or becomes incapacitated and unable to perform his duties, then our business and financial condition could be seriously harmed.

               We also depend on the services of qualified and experienced information technology professionals, creative personnel, and sales and marketing personnel. We typically do not enter into employment agreements with these individuals. Any of these employees could leave their employment with us, and could offer their services to our competitors. Our business and financial condition could be negatively impacted if any of these events occur.

               THE MARKET FOR OUR SHARES IS LIMITED.

               Our common stock is currently listed for trading on the OTC Bulletin Board, and as a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our securities than if the securities were traded on the Nasdaq Stock Market or another national exchange. In addition, our common stock is also listed for trading on the Boston Stock Exchange. If we were to experience significant or prolonged losses or otherwise, it may be unable to maintain the standards for continued listing on the Boston Stock Exchange. As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations for, our securities.

               Our securities are subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that is not quoted on the Nasdaq Stock Market and that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "accredited investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stock held in the account, and certain other restrictions. For as long as our securities are subject to the rules on penny stocks, the market liquidity for such securities could be materially and adversely affected.

               OUR STOCK PRICE IS VOLATILE.

               The trading price of our common stock has fluctuated significantly in the past. The future trading price of our common stock may continue experiencing wide price fluctuations in response to such factors as:

               - actual or anticipated fluctuations in revenues or operating results;
               - changing information technology spending habits of our clients and prospective clients;
               -       failure to meet expectations of performance;
               - announcements of technological innovations or new products by our competitors;
               - developments in or disputes regarding copyrights, trademarks, patents and other proprietary rights;
               -       product and services pricing, discounts and margins; and
               -       general economic conditions.

               WE DO NOT INTEND TO PAY DIVIDENDS.

               We have not declared dividends on our common stock in the past, and do not intend to declare dividends on our common stock in the foreseeable future.*

               THERE ARE A NUMBER OF STATE LAW PROVISIONS THAT COULD DELAY OR PREVENT AN ACQUISITION OF OUR COMPANY.

               We are subject to the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which prohibit a corporation registered under the Securities Exchange Act of 1934, as amended, from engaging in certain significant transactions with a 10% shareholder. Significant transactions include, among others, a merger with or disposition of assets to the 10% shareholder. These provisions have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, or delaying such an acquisition, even if the takeover by a third party would be beneficial.

                                 USE OF PROCEEDS

               We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholder. We will pay any expenses incurred in connection with the registration of all shares of common stock offered by this prospectus. See "Plan of Distribution."


                               SELLING SHAREHOLDER

               The following table sets forth the aggregate number of shares of common stock held by the selling shareholder as of March 31, 2000 and the number of shares being offered for sale.

                                       NO. OF SHARES                                        NO. OF SHARES              PERCENTAGE
                                           OWNED                    NO. OF SHARES              OWNED                      OWNED
        NAME                          BEFORE OFFERING              OFFERED FOR SALE          AFTER OFFERING           AFTER OFFERING
Infinium Software, Inc. (1)              300,000                       300,000                   0                         *
         TOTAL:                          300,000                       300,000


* less than one percent

(1) The 300,000 shares of common stock being offered for the account of Infinium Software, Inc. were issued to Infinium in February 2000, upon exercise by Infinium of stock purchase warrants to purchase 300,000 shares of common stock. In March 1998, in connection with a software development agreement between Timeline and Infinium, Infinium purchased, at a purchase price of $100,000, non-tradable warrants to acquire up to 300,000 shares of common stock at an exercise price of $1.00 per share. This per share exercise price represented the fair market value of the common stock at the time of the original agreement. The warrants were sold to Infinium in conjunction with an agreement that called for us to develop integrated financial reporting and budgeting applications for Infinium. Infinium has not had a position, office or other material relationship with Timeline within the past three years.


                              PLAN OF DISTRIBUTION

               The shares covered by this prospectus may be offered and sold from time to time by the selling shareholder. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may sell the shares being offered hereby on the OTC Bulletin Board, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. Shares may be sold by one or more of the following means of distribution:

               - block trades in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
               - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
               - over-the-counter distributions in accordance with the rules of the NASD;
               - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
               -       privately negotiated transactions.

               We will not receive any of the proceeds from the sale of shares by the selling shareholder, but we will be responsible for expenses incurred in connection with the registration of the shares. The selling shareholder will be responsible for all selling commissions, underwriting fees and stock transfer taxes applicable to the sale of shares pursuant to this prospectus.

               To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell our common stock short and redeliver the shares to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder may also pledge such shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of such pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any such shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

               In effecting sales, brokers, dealers or agents engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We will pay all reasonable expenses incident to the registration of the shares being offered hereby other than any commissions and discounts of underwriters, dealers or agents.

               In order to comply with the securities laws of certain states, if applicable, the shares being offered hereby must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance thereof.

               We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholder and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholder and have informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

               At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

               We have agreed to indemnify the selling shareholder, and any person controlling it against certain liabilities, including liabilities under the Securities Act of 1933. The selling shareholder has agreed to indemnify us and certain related persons against certain liabilities, including liabilities under the Securities Act of 1933.

               We have agreed with the selling shareholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the sale of all the shares or 120 days after the effective date of the registration statement.


                                  LEGAL MATTERS

               Certain legal matters with respect to the validity of the shares of common stock offered hereby are being passed upon for us by Cairncross & Hempelmann, P.S., Seattle, Washington. Cairncross & Hempelmann has not represented the selling shareholder in connection with such registration.


                                     EXPERTS

               The financial statements of the Company incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS TO WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS.

                                TABLE OF CONTENTS
                                                                               Page
Where You Can Find More Information.........................................      3
Special Note Regarding Forward-Looking Statements...........................      3
Our Company.................................................................      4
Risk Factors................................................................      7
Use of Proceeds.............................................................     15
Selling Shareholder.........................................................     15
Plan of Distribution........................................................     15
Legal Matters...............................................................     17
Experts.....................................................................     17




                                 300,000 SHARES


                                 TIMELINE, INC.


                                  COMMON STOCK



                                ----------------

                                   PROSPECTUS

                                ----------------



                                  June 30, 2000

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The following is an itemized statement of the estimated cost and expenses payable by the Registrant in connection with the sale of the common stock offered hereby:

               Securities and Exchange Commission filing fee.....................................     $233
               Printing and engraving expenses...................................................    5,000
               Accounting fees and expenses......................................................    2,000
               Legal fees and expenses...........................................................    5,000
               Miscellaneous expenses............................................................    1,000
                                                                                                     -----
                      Total......................................................................  $13,233


ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 23B.08.320 of the Washington Business Corporation Act (the "WBCA") authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The Registrant's Articles of Incorporation, as amended (the "Articles"), contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Registrant and its shareholders. Any amendment or repeal of such provisions may not adversely affect any right or protection of a director of Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Under the WBCA, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of: (i) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) conduct of a director or officer finally adjudged to be an unlawful distribution; or (iii) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Article 9 of Registrant's Articles provides for indemnification of Registrant's directors and officers, including those who serve at the request of Registrant as trustees with respect to employee benefit plans, to the maximum extent permitted by Washington law.

               Directors and officers of Registrant are covered by insurance (with certain exceptions and limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements or misleading statements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 16.  EXHIBITS

     Exhibit
      Number                                         Description
-------------------------      -----------------------------------------------------------------------------------
       5.1                     Opinion of Cairncross & Hempelmann, P.S.

      23.1                     Consent of Arthur Andersen LLP

      23.2                     Consent of Cairncross & Hempelmann, P.S. (included in opinion filed as Exhibit 5.1)

      24.1                     Powers of Attorney (see Signature Page)

      27.1                     Financial Data Schedule


ITEM 17.  UNDERTAKINGS

               The Registrant hereby undertakes to file with the SEC, during any period in which it offers or sells securities in reliance upon Rule 415 of the Securities Act, a post-effective amendment to this Registration Statement. Such post-effective amendment shall: (1) include any prospectus required under
Section 10(a)(3) of the Securities Act; (2) reflect in such prospectus any facts or events that exist which, individually or together, represent a fundamental change in the information contained in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (3) include any additional or changed material information on the plan of distribution. In addition, Registrant hereby undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               For determining any liability under the Securities Act, the Registrant hereby undertakes: (1) to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the SEC declared it effective; and (2) to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering of the securities.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 29, 2000.

                                 TIMELINE, INC.



                                                /s/ Charles Osenbaugh
                                      ------------------------------------------
                                      Charles Osenbaugh, Chief Executive Officer


                                POWER OF ATTORNEY

               Each person whose signature appears below hereby constitutes and appoints Charles Osenbaugh as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

               In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2000.



                                             /s/ Charles Osenbaugh
                                     -------------------------------------------
                                     Charles Osenbaugh
                                     President,Chief Executive Officer,
                                     Chief Financial Officer and Director
                                     (principal executive officer,
                                     principal financial and accounting officer)


                                            /s/ Frederick W. Dean
                                     -------------------------------------------
                                     Frederick W. Dean
                                     Director, Executive Vice President of
                                     Operations


                                           /s/ Donald K. Babcock
                                     -------------------------------------------
                                     Donald K. Babcock
                                     Director


                                           /s/ Kent L. Johnson
                                     -------------------------------------------
                                     Kent L. Johnson
                                     Director